Exhibit 21


                            Subsidiaries of AmeriVest
                            -------------------------


       Subsidiary Name                                  State of Incorporation
       ---------------                                  ----------------------

AmeriVest Broadway Properties Inc.                             Colorado
AmeriVest Sheridan Center Inc.                                 Colorado
Giltedge Office Building Inc.                                  Colorado
AmeriVest Properties Texas Inc.                                Texas
AmeriVest Buildings Texas Inc.                                 Texas
AmeriVest Properties Odessa Inc.                               Texas
AmeriVest Properties Indiana Inc.                              Indiana
AmeriVest Inverness Inc.                                       Colorado